UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2014

NEW YORK SUB COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-54552	98-0671108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6365 NW 6th Way, Suite 160, Ft. Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 431-5654

EASY ORGANIC COOKERY, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 8.01	Other Items

On November 10, 2014, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary New York Sub Company, a Nevada corporation, to effect a name change from Easy Organic Cookery, Inc. to New York Sub Company.  Our company will remain the surviving company.  New York Sub Company was formed solely for the change of name.

Articles of Merger to effect the merger and change of name were filed with the Nevada Secretary of State on November 26, 2014, with an effective date of December 3, 2014.

Also on November 10, 2014, our board of directors approved a forward stock split of our authorized and issued and outstanding shares of common stock on a one (1) old for 20 new basis, such that our authorized capital shall increase from 75,00,000 shares of common stock to 1,500,000,000 shares of common stock and, correspondingly, our issued and outstanding shall increase from 11,033,000 shares of common stock to 220,660,000 shares of common stock, all with a par value of $0.001, with no fractional shares to be issued.

A Certificate of Change for the forward stock split was filed with the Nevada Secretary of State on November 26, 2014, with an effective date of December 3, 2014.

These amendments have been reviewed by the Financial Industry Regulatory Authority (“FINRA”) and have been approved for filing with an effective date of December 3, 2014.

The forward split and name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on December 3, 2014 under the symbol “ECOOD”.  The "D" will be placed on our ticker symbol for 20 business days at which time our symbol will change to "NSUB".  Our new CUSIP number is 650057 102.

Item 9.01	Financial Statements and Exhibits
3.1	Articles of Merger filed with the Nevada Secretary of State on November 26, 2014 with an effective date of December 3, 2014.
3.2	Certificate of Change filed with the Nevada Secretary of State on November 26, 2014 with an effective date of December 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK SUB COMPANY
/s/ Daniel R. Patterson
Daniel R. Patterson
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director
Date: December 8, 2014